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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                 ___________
                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                Tularik Inc.
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           (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  94-3148800
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

Two Corporate Drive, South San Francisco, CA                 94080
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(Address of principal executive offices)                  (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following.   [X]

Securities Act registration statement number to which this form relates:
333-89177
-----------------------------
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be Registered                        Each Class is to be Registered
     ----------------                        ------------------------------

     None
     -------------                           ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001
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                              (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

                                       1.
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     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing on page 71 of the Prospectus included in the Registrant's Registration Statement on Form S-1, No. 333-89177 (the "Registration Statement"), as amended, initially filed with the Securities and Exchange Commission on October 15, 1999 and is incorporated herein by reference.

Item 2.  Exhibits.

EXHIBIT
NUMBER  DESCRIPTION
------  -----------
3.1     Amended and Restated Certificate of Incorporation of Registrant to be filed upon the closing of the offering made in connection with this Registration Statement.(1)
3.2     Amended and Restated Bylaws of Registrant effective upon the closing of the offering.(1)
4.1     Specimen Common Stock Certificate.(1)
4.2     Amended and Restated Registration Rights Agreement, dated August 15, 1999, between Registrant and holders of Registrant's Series A, Series B, Series C, Series D, Series E, Series F and Series G
        preferred stock and holders of warrants to purchase Registrant's common stock or Series H preferred stock dated August 15, 1999.(1)
4.3     Investor Rights Agreement, dated October 31, 1997, between Registrant and holders of Registrant's
        Series H preferred stock.(1)

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(1) Filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.

                                      2.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Tularik Inc.
                              (Registrant)

Date:  December 7, 1999       By: /s/ WILLIAM J. RIEFLIN
                                  --------------------------------------
                                  William J. Rieflin
                                  Vice President, General Counsel & Secretary


                                      3.